PricewaterhouseCoopers SA
Avenue Giuseppe-Motta 50
Case postale 2895
1211 Genève 2
Telephone +41 22 748 51 11
Fax +41 22 748 51 15

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 of Serono SA (SEC File No. 333-12480) of our reports dated March 1, 2004 relating to the consolidated financial statements, the holding company financial statements and the financial statement schedule, which appear in this Form 20-F.

PricewaterhouseCoopers S.A.

/s/ M. Aked	/s/ H-J. Hofer

M. Aked	H-J. Hofer
Geneva, March 22, 2004